As filed with the Securities and Exchange Commission on May 13, 2019
Registration No. 333-
__________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AEROJET ROCKETDYNE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	34-0244000 (I.R.S. Employer Identification No.)
222 N. Pacific Coast Highway, Suite 500
El Segundo, California 90245
(Address of Principal Executive Offices, Zip Code)
Aerojet Rocketdyne Holdings, Inc. 2019 Equity and Performance Incentive Plan
(Full title of the Plan)
Arjun L. Kampani
Vice President, General Counsel and Secretary
222 N. Pacific Coast Highway, Suite 500
El Segundo, California
(Name and address of agent for service)
(310) 252-8100
(Telephone number, including area code, of agent for service)
___________________________________________
Copy to:
James J. Moloney
Gibson, Dunn & Crutcher LLP
3161 Michelson Drive
Irvine, CA 92612-4412
(949) 451-3800
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.10 per share	4,453,022	$37.80	$168,301,966	$8,938
(1)    In addition to the number of shares of common stock stated above, this Registration Statement covers an indeterminate number of options and other rights to acquire Common Stock, to be granted pursuant to the Plan.

(2)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of Aerojet Rocketdyne Holdings, Inc.’s common stock, par value $0.10 per share on the New York Stock Exchange on May 9, 2019.

(4)    The Amount of the Registration Fee is offset by $11,459.95 relating to the previously paid filing fee associated with the portion of unsold securities registered on the Form S-8 Registration Statement, file number 333-224823 filed by Aerojet Rocketdyne Holdings, Inc. on May 10, 2018.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Aerojet Rocketdyne Holdings, Inc. (the “Company” or “Registrant”), relating to 4,453,022 shares of its common stock, par value $0.10 per share (the “Common Stock”), issuable to eligible persons under the Aerojet Rocketdyne Holdings, Inc. 2019 Equity and Performance Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required by this Part I has been omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

•	the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 19, 2019;

•	the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed on April 30, 2019;

•	the Current Report on Form 8-K filed with the SEC on March 26, 2019, and May 10, 2019; and

•
the description of the Registrant’s capital stock contained in its Registration Statement on Form 10 filed on May 20, 1935 under the Securities and Exchange Act of 1934, as amended, and as amended by Amendment No. 1 on Form 8, dated March 29, 1989 (File No. 1-1520), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.
For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify to the full extent authorized or permitted by the Delaware General Corporate Law (as the same exists or hereafter amended) any person made, or threatened to be made, a party to, or is involved in any action, suit or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, or in any other capacity. The right of directors and officers to indemnification, as set forth in the Certificate of Incorporation and Bylaws, also includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition. Such a right to payments in advance is subject to such an individual’s undertaking to repay all such amounts if a court of competent jurisdiction ultimately determines by a final, non-appealable order that such director or officer is not entitled to be indemnified pursuant to the Certificate of Incorporation or Bylaws.
Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
The Registrant's Certificate of Incorporation and Bylaws further provide that the Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss whether or not the Registrant would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporate Law.
The Registrant maintains an officer's and director's liability insurance policy insuring its officers and directors against certain expenses, liabilities, and losses incurred by them in their capacities as such, and insuring the Registrant under certain circumstances, in the event that indemnification payments are made to such officers and directors.
The Registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with certain of its directors and officers (individually, the “Indemnitee”). The Indemnification Agreements require the Registrant, among other things, to indemnify the Indemnitee against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, reasonably incurred or suffered by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or officer of the Company where the Indemnitee was or is made, or threatened to be made, a party to, or involved as a party, witness or otherwise, and to advance expenses incurred by the individual in connection therewith; provided however, that the Registrant shall indemnify Indemnitee in connection with a proceeding (or part thereof) initiated by Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Registrant. The Indemnification Agreements provide for the advancement of all expenses to the Indemnitee upon the Registrant’s receipt from or on behalf of Indemnitee of reasonable evidence of such expenses, together with a written undertaking by Indemnitee to repay all amounts so advanced if it shall ultimately be determined by a final, nonappealable order of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified under the Indemnification Agreement. Accordingly, if such ultimate determination is made, the Registrant shall be entitled to reimbursement by Indemnitee of any amounts paid in advance toward such indemnification.
The foregoing summaries are necessarily subject to the complete text of the statute, the Registrant's Certificate of Incorporation and Bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Exhibits.

Table Item No.	Exhibit Description
4.1
Certificate of Conversion, as filed with the Secretary of State of the State of Ohio on April 11, 2014 was filed as Exhibit 3.1 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.

4.2
Certificate of Conversion, as filed with the Secretary of State of the State of Delaware on April 11, 2014 was filed as Exhibit 3.2 to GenCorp Inc.’s Current Report on Form 8-K dated April 11, 2014 (File No. 1-01520), and is incorporated herein by reference.

4.3
Certificate of Incorporation, as of April 11, 2014, as amended on April 27, 2015 was filed as Exhibit 3.3 to Aerojet Rocketdyne Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended November 30, 2015 (File No. 1-01520), and is incorporated herein by reference.

4.4
Aerojet Rocketdyne Holdings, Inc. Second Amended and Restated Bylaws was filed as Exhibit 3.1 to Aerojet Rocketdyne Holdings, Inc.’s Current Report on Form 8-K dated January 20, 2016 (File No. 1-01520), and is incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
24.1*	Power of Attorney.
99.1*	2019 Equity and Performance Incentive Plan (incorporated by reference to Exhibit A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 29, 2019).
99.2*	Form of Restricted Stock Agreement between the Company and Employees for grants under the 2019 Equity and Performance Incentive Plan.
99.3*	Form of Restricted Stock Agreement between the Company and Directors for grants under the 2019 Equity and Performance Incentive Plan.
99.4*	Form of Unrestricted Stock Agreement between the Company and Directors for grants under the 2019 Equity and Performance Incentive Plan.
99.5*	Form of Stock Option Agreement between the Company and Employees for grants under the 2019 Equity and Performance Incentive Plan.
99.6*	Form of Stock Appreciation Rights Agreement between the Company and Employees for grants under the 2019 Equity and Performance Incentive Plan.

*Filed herewith.
Item 9.        Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on May 13, 2019.

Aerojet Rocketdyne Holdings, Inc.

By:	/s/ Eileen P. Drake
Name:	Eileen P. Drake
Title:	Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Eileen P. Drake	Chief Executive Officer, President and Director (Principal Executive Officer)	May 13, 2019
Eileen P. Drake

/s/ Paul R. Lundstrom	Vice President, Chief Financial Officer (Principal Financial Officer)	May 13, 2019
Paul R. Lundstrom

/s/ Daniel L. Boehle	Vice President, Controller (Principal Accounting Officer)	May 13, 2019
Daniel L. Boehle

*______________________ Warren G. Lichtenstein	Executive Chairman	May 13, 2019
*______________________ Kevin P. Chilton	Director	May 13, 2019
*______________________ Thomas A. Corcoran	Director	May 13, 2019
*______________________ James R. Henderson	Director	May 13, 2019
*______________________ Lance W. Lord	Director	May 13, 2019
*______________________ Martin Turchin	Director	May 13, 2019

*By: /s/ Paul R. Lundstrom Paul R. Lundstrom	Attorney-in-Fact pursuant to Power of Attorney	May 13, 2019